NOBLE HOUSE OF BOSTON, INC.

        ADVERTISING AND PROMOTIONAL SERVICES AGREEMENT


     This Agreement (the "Agreement") is made on this 24th day of April 2001, between NOBLE HOUSE OF BOSTON, INC., a Florida Corporation ("NHOB") and., WIZZARD SOFTWARE CORPORATION (WIZD), a Colorado Corporation ("Client").

     Whereas, NHOB is in the business of planning, developing and implementing advertising, marketing and promotional campaigns for corporations and other business entities ("Advertising and Promotional Services"); and

     Whereas, Client wants to engage NHOB to prepare and implement an advertising and promotional campaign for Client.

     Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1) Advertising and Promotional Services; Term. Subject to Client's compliance with each of the representations, warranties and covenants and agreements made by Client in the Agreement, NHOB agrees to provide to Client the Advertising and Promotional Services identified on Exhibit A to this Agreement and incorporated herein by reference, for the period commencing on the later of the date that this Agreement is executed and delivered by Client or the date that NHOB receives payment of its fees as provided below (the "Effective Date") and expiring on the 365th day following the effective date of this Agreement (the "Term").

   a) At Noble House of Boston, Inc.'s sole discretion it can extend the campaign at no charge to WIZD for 4-6 months if it is determined by Noble House of Boston, Inc. that the market conditions were such during the one year term of the agreement that Noble House of Boston, Inc. was not able to perform up to its own reasonable expectations.

2) Obligations and Responsibilities of Client. As of the date hereof and during the Term of this Agreement, Client agrees as follows.

   a) Representation and Warranties.

      Client represents and warrants to NHOB that:

     i) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

     ii) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder. The Client has taken all necessary action to approve the execution and delivery of this Agreement and performance of all obligations of Client in this Agreement.

     iii) Valid and Binding Agreement. Client has duly executed and delivered this Agreement, which is the valid and binding obligation of Client, enforceable against it in accordance with its terms.

     iv) No Violation. The execution, delivery and performance of this Agreement by Client does not and will not violate any provisions of the certificate of incorporation or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or government. Client is not required to request action of, or filing with, any governmental or public body or authority in connection with the execution, delivery or performance of this Agreement.

     v) Litigation. No action, suit or proceeding is pending against, threatened or otherwise affecting the Client or any of its properties before any court, arbitrator or governmental body or administrative agency, or against any of the directors or officers of Client (other than routine traffic violations).

     vi) Accuracy of Information. The Client has furnished information to NHOB regarding the business, operations, financial condition (including financial statements), business plans and biographical information regarding the Client's directors and officers (collectively referred to as the "Information Package"). Client represents and warrants that the Information Package is true, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3)   Covenants and Agreements.

  Client covenants and agrees to the following:

  a) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to NHOB and for the accuracy and completeness of the contents of all materials prepared by NHOB for and on behalf of Client, provided that such latter materials have received Client's prior written approval. The Client hereby designates the individuals listed on Exhibit B to this Agreement as the duly authorized representatives of Client for purposes of certifying to NHOB the accuracy of all documents, advertisements or other materials prepared by NHOB for and on behalf of Client. The Client agrees to promptly advise NHOB in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or in any document prepared by NHOB for and on behalf of Client misleading in any material respect.

  b) Client hereby agrees that NHOB and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by Client, and on each and every certification provided by an authorized representative of Client, until NHOB is advised in writing by an authorized representative of Client that the information previously furnished to NHOB is inaccurate or incomplete in any material respect. Client acknowledges that NHOB shall have no obligation to provide services hereunder until it has received a written certificate from an authorized representative of Client as follows: NHOB shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval and Client shall sign and return such materials marking all corrections and changes that the Client believes appropriate. Client acknowledges that NHOB will make oral representations based on the information furnished hereunder and the Client authorizes such representations.

     i) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principals consistently applied ("GAAP").

     ii) Financial and Other Information. Client agrees to furnish to NHOB the following information:

          (1) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of the Client's fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

          (2) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, quarterly financial statements, including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client's financial position as of and for the periods indicated.

          (3) Noble House of Boston, Inc. Reliance on Client's Full Disclosure. Client will provide, or cause to be provided, to NHOB all financial and other information requested by NHOB for rendering its services pursuant to this Agreement. Client recognizes and confirms that NHOB will use such information in performing the services contemplated by this Agreement without independently verifying such information and that NHOB does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to NHOB.

          (4) The persons executing this Agreement on behalf of Client agree to keep NHOB promptly informed of any facts hereafter know to Client which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client.

          (5) Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities laws and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligation and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

4) Compensation. In consideration of the Advertising and Promotional Services to be performed by NHOB hereunder, Client hereby agrees to compensate NHOB in the manner in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto. In addition to the compensation to be paid to NHOB as provided in Exhibit C, Client shall reimburse NHOB promptly after a written request therefor accompanied by appropriate documentation, for all pre-approved reasonable out-of-pocket expenses (including reasonable fees and disbursements of NHOB's counsel, if any) incurred in connection with providing services hereunder or to the extent provided in Exhibit C.

5) Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to NHOB and for the contents of all materials, advertorials and other information prepared by NHOB for and on behalf of Client which has received Client's prior written approval as provided herein and Client agrees to indemnity NHOB in accordance with the Indemnification Agreement set forth in Exhibit D, which is attached hereto and incorporated herein by reference. NHOB acknowledges its responsibility for its acts and/or omission with respect to the subject matter of this Agreement, and NHOB agrees to indemnify Client for its wrongful acts or omissions in accordance with the said Indemnification Agreement set forth in Exhibit D.

6) Relationship of the Parties. This Agreement provides for the providing of marketing, promotional and advertising services by NHOB to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of NHOB to provide it with information on which it may rely in providing services hereunder and nothing contained in the Agreement shall be construed as permitting or obligating NHOB to act as a financial or business advisor or consultant to Client, as permitting or obligating NHOB to participate in the management of client's business, as creating or imposing any fiduciary obligation on the part of NHOB with respect to provisions of services hereunder and NHOB shall have no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws effecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between the parties other than explicitly and specifically stated in the Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of the Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of Section 4 hereof.

7) Survival of Certain Provisions. The Client's obligations to pay the fees and expenses of NHOB pursuant to Section 3 of this Agreement and to comply with the indemnification provisions pursuant to Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement and shall be binding upon, and shall inure to the benefit of, NHOB and in the case of the indemnity agreement, the persons, agents, employees, officers, directors and controlling persons referred to in the Indemnification Agreement, and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. All amounts paid or required to be paid under Sections 3 and 4 of this Agreement shall be full earned on the Effective Date of this Agreement notwithstanding prior termination of this Agreement.

8) Termination. NHOB shall have the right in its sole and absolute discretion to terminate its obligations hereunder and to immediately cease providing Advertising and Promotional Services pursuant to this Agreement if NHOB, in the exercise of its reasonable judgement, believes that the representations and warranties made by Client hereunder are inaccurate in any material respect or if Client breaches any of its covenants and agreements continued herein or if any federal or state governmental agency or instrumentally institutes an investigation or suite against Client or pertaining to the services hereunder. The Client shall have the same right, mutatis mutandis, if NHOB breaches any of its covenants and agreements continued herein or if any federal or state governmental agency instrumentally institutes an investigation or suite against NHOB or pertaining to the services hereunder.

9) Non-Solicitation Covenant. Client agrees that it will not directly or indirectly during the term of this Agreement or for three years following the termination or expiration of this Agreement, either voluntarily or involuntarily, for any reason whatsoever, recruit or hire or attempt to recruit or hire any employee of NHOB or of any of its affiliates or subsidiaries, or otherwise induce any such employees to leave the employment of NHOB or of any of its affiliates or subsidiaries or to become an employee of or otherwise be associated with Client or any affiliate or subsidiary of Client. Client acknowledges that NHOB and its affiliates and subsidiaries have invested a significant amount of time, energy and expertise in the training of their employees to be able to provide Advertising and Promotional Services and Client therefore agrees that this covenant is reasonable and agrees that the breach of such covenant is very likely to result in irreparable injury to NHOB which is unlikely to be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Client of this Section 8, NHOB shall be entitled to an injunction restraining Client and any affiliate, subsidiary or director or officer thereof from recruiting, or hiring or attempting to recruit or hire any employee of NHOB or of any affiliate or subsidiary of NHOB. Nothing herein shall be construed as prohibiting NHOB from pursuing any other remedies available to NHOB for such breach or threatened breach, including recovery of damages from Client. The undertaking herein shall survive the termination or cancellation of the Agreement for three years

10) Miscellaneous.

  a) Governing Law. This Agreement shall be governed by the laws of the State of Florida applicable to contracts executed and performed in the Circuit Court, Seminole County, in the State of Florida (without regard to the principles of conflicts of laws)

  b) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  c) Cumulation of Rights and Remedies. No right or remedy of NHOB under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other right and remedy now or hereafter existing, whether by contract, at law, or in equity.

  d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Client shall not have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

  e) Payment of Fees and Expenses on Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitation, including any costs and expenses of experts, witnesses, depositions and other costs.

  f) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgement. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received three business days after the date of mailing.

          WIZZARD SOFTWARE CORPORATION (WIZD)
          424 Gold Way
          Pittsburgh. PA 15213
          Attn.:  Chris Spencer, CEO
          Office:  (412) 621-0902 Fax:  (412) 621-2625

          NOBLE HOUSE OF BOSTON, INC.
          320 Piney Ridge Road
          Casselberry, Florida 32707
          Attn: Douglas L. Carley, President
          Office: (407) 339-7947 Fax: (407) 339-4826

  g) Headings. The headings in this Agreement are intended solely for convenience of reference. They shall be given no effect in the construction or interpretation of this Agreement.

  h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Attest:                            WIZZARD SOFTWARE CORPORATION



By:  ______________________        By:  ________________________________
     Secretary                     Chris Spencer, CEO

[Corporate Seal]



Attest:                            NOBLE HOUSE OF BOSTON, INC.



By:  /S/Douglas L. Carley          By:/s/Douglas L. Carley
     Secretary                      Douglas L. Carley, President

[Corporate Seal]

                          EXHIBIT A

             Advertising and Promotional Services

     The services to provided are as follows:

     1. NHOB will contact market makers, money managers, fund managers, hedge fund managers and retail stock brokers who will review Client's company. This process will begin immediately upon NHOB receiving the compensation and expense advancement as set forth in Exhibit "C" and the Client's current shareholder list and printed materials. Follow-up with shareholders, brokers, funds and institutions will be done as well.

     2. NHOB will distribute the Information Package to all inquiring brokers. The Client shall supply the necessary materials for the Information Package and update it on a continual basis at Client's cost. If Client requests assistance from NHOB in assembling and/or creating a typical Information Package, then NHOB will charge Client for its assistance. NHOB's charges for assisting Client in assembling and/or creating the Information Package shall be an expense item. The cost of mailing the Information Package to all inquiring brokers shall be an expense item. Clients shall be billed on a monthly basis on expensed items.

     3. NHOB will update customized Client "Bullet Sheet," a one-page investor fact sheet, is to be sent to every broker who shows interest in the Client's stock.

     4. NHOB will provide assistance in review of documentation to be sent to brokers. If travel is required, the Client will pay transportation and hotel expenses for NHOB's employees, with prior authorization from Client. The transportation and hotel expenses shall be an expense advancement item.

     5. NHOB's media arm, will provide Client with a number of channels to market:

          A)NHOB will provide public relations exposure on Client's press releases to newsletter writers, trade publications and financial gurus. Client is responsible for the cost of the press releases with (Business Wire and/or PR News Wire). NHOB shall prepare and forward all approved releases to the appropriate agency.

     6.       Performance by Client.

          A)Client is required to do a Standard & Poor's listing at the Client's expense.

          B)Client is required to provide NHOB with a list of every state that Client has blue-sky in on their attorney's letterhead.

          C)Client will provide its shareholders and NHOB with audited financials on a yearly basis and unaudited financials on quarterly basis.

          D)Client will use its reasonable best efforts to register or qualify any shares of common stock of Client under the securities or blue sky laws of such jurisdictions as any broker or market maker may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such broker or market maker to consummate the disposition in such jurisdictions of shares of common stock of Client, provided that the Client will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

          E)Client is required to provide NHOB with Business Plans and Media Kits, as needed.

          F)Client is required to provide NHOB with weekly DTC reports.

          G)Client is required to provide NHOB with an updated shareholders list, shareholders list may not be over thirty (30) days old.

          h)Client is required to provide NHOB with all News Releases prior to release on all news wire services.

The parties hereto by signing this Exhibit in the space provide below signify their agreement regarding the service to be provided by NHOB under the Agreement.

                         WIZZARD SOFTWARE CORPORATION


                         By:/S/Chris Spencer
                              Chris Spencer, CEO



                         NOBLE HOUSE OF BOSTON, INC.


                         By:/S/Douglas L. Carley
                              Douglas L. Carley, President

                          EXHIBIT B


     Client hereby designates the following person or persons to act on its behalf for the purpose set forth in Section 3.B. (1) of the Agreement.



/S/Gordon J. Berry                 Gordon J. Berry
DIRECTOR (PLEASE SIGN)             DIRECTOR (PLEASE PRINT)



/s/Chris Spencer                   Chris Spencer
PRESIDENT (PLEASE SIGN)            PRESIDENT (PLEASE PRINT)



/s/Armen Geronian                  Armen Geronian
VICE PRESIDENT (PLEASE SIGN)       VICE PRESIDENT (PLEASE PRINT)

                          EXHIBIT C

                         COMPENSATION

     1. Upon the execution and delivery of the Agreement, Client agrees to remit to NHOB shares of Clients common stock in symbol (WIZD), Two-hundred fifty thousand (250,000) shares of unrestricted SB-2 WIZD stock, which Shares shall be duly and validly issued within one hundred and fifty (150) days of May 30, 2001. The Shares will be issued in compliance with the requirements of the Securities Act of 1933 (the "Act) and the General Rules and Regulation promulgated under the Act and shall be unrestricted, unencumbered and freely tradable on the stock exchange or other electronic trading system on which the Shares are listed for trade.

     2. Client shall issue as additional compensation to NHOB of one-hundred thousand (100,000) restricted 144 WIZD Shares within 10 days of initiation of contract and one-hundred thousand (100,000) registered warrants within ten (10) days of initiation of contract with a strike price of $2.00 and expiration date of May 30, 2006. Client will execute and deliver the Registration Rights Agreement, under which the Client agrees to register the Shares for sale in compliance with the Act and to comply with all conditions necessary or required to enable the Shares to be sold pursuant to the General Rules and Regulation under the Act.

     3. The Shares, if any, to be issued to NHOB shall be approved for issuance in accordance with the rules and regulations of any stock exchange or other electronic trading system on which the Shares are listed for trading and shall be issued in compliance with all appropriate federal or state governmental rules and regulations.

     4. Client acknowledges that the consideration to be paid to NHOB shall be fully earned on the date that NHOB commences providing services under the Agreement.

     5. Client agrees to pay or reimburse NHOB for all expenses arising out of or related to the provision of services by NHOB under the Agreement to the extent provided in the Agreement and/or in Exhibit A thereto.

The parties hereto by signing this Exhibit in the space provided below signify their agreement to the compensation provisions contained herein.

                         WIZZARD SOFTWARE CORPORATION

                         By:/S/Chris Spencer
                              Chris Spencer, CEO



                         NOBLE HOUSE OF BOSTON, INC.


                         By:/s/Douglas L. Carley
                              Douglas L. Carley, President

                            EXHIBIT D

                               INDEMNIFICATION


     Client agrees to indemnify and hold NHOB harmless against any losses, claims, damages or liabilities, joint or several, as incurred and occasioned thereby, to which NHOB may become subject in connection with the services or matters which are the subject of or arise out of the Agreement; provided, however, that Client shall not be liable under the foregoing indemnity in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability is a consequence of intentional fraudulent acts, willful wrongful conduct, or negligent acts or omissions committed by NHOB, in which event NHOB shall indemnify and hold Client harmless against any losses, claims, damages or liabilities, joint or several, as incurred and occasioned thereby. In the event that the foregoing indemnity is unavailable by operation of law, the Client or NHOB, as the case may be, shall contribute to amounts paid or payable by the indemnified party in respect of such losses, claims, damages and liabilities in the proportion that Client's and/or NHOB's interest, as the case may be, bears to the indemnified party's interest in the matters contemplated by the Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or otherwise, the Client and/or NHOB, as the case may be, shall contribute to such amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative interests but also the relative fault of Client on the one hand and NHOB on the other hand in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

     Promptly after NHOB 's receipt of notice of the commencement of any action or of any claim, NHOB will, if a claim in respect thereof is to be made against Client under this Indemnity Agreement, notify Client of the commencement thereof. In case any such action or claim is brought against NHOB, Client will be entitled to participate thereinThe foregoing agreements shall apply to any modification of the Agreement, shall remain in full force and effect following the completion or termination of NHOB's engagement under the Agreement and shall be in addition to any rights that NHOB may have at common law or otherwise. The agreements in this Indemnification Agreement shall extend to and inure to the benefit of each person, if any, who may be deemed to control NHOB, be controlled by NHOB or be under common control with NHOB and to NHOB 's, and to each such other person's respective affiliates, directors, officers, employees and agents. This Indemnification Agreement shall be binding on any successor Client.

     Client and NHOB represents that the Indemnification Agreement contained herein is the legal, valid, binding and enforceable obligation of Client and/or NHOB, as the case may be, enforceable against Client and/or NHOB as the case may be according to its terms.

     This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to principles of conflicts of law, and the forum for resolution of legal and interpretative issues shall be the Federal District courts in the State of Florida.

     The parties hereto by signing this Exhibit in the space provided below signify their agreement to the indemnification provisions contained herein.


                         WIZZARD SOFTWARE CORP.

                         By:/S/Chris Spencer




                         NOBLE HOUSE OF BOSTON, INC.


                         By:/s/Douglas L. Carley
                              Douglas L. Carley, President